Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Fourth Quarter and Year End 2014 Results

MURFREESBORO, Tenn. – (February 17, 2015) National Health Investors, Inc. (NYSE:NHI) announced today its Normalized Funds From Operations (“FFO”), its Normalized Adjusted Funds From Operations (“AFFO”), its Normalized Funds Available for Distribution (“FAD”) and net income attributable to common stockholders for the three months and year ended ended December 31, 2014.

2014 Highlights

•	Normalized FFO per diluted common share increased by 15.4% over 2013; Normalized AFFO increased 9.3% over 2013

•	Over $571 million in real estate and loan investments completed during 2014

•	Subsequent to year end, completed or announced $209.5 million of new investments

Financial Results

•
Normalized FFO per diluted common share for the three months ended December 31, 2014 was $1.06, an increase of 15.2% over the same period in the prior year. Normalized FFO per diluted common share for the year ended December 31, 2014, was $4.20, an increase of 15.4% over the same period in the prior year.

•
Normalized AFFO per diluted common share for the three months ended December 31, 2014 was $0.94, an increase of 10.6% over the same period in the prior year. Normalized AFFO per diluted common share for the year ended December 31, 2014 was $3.75, an increase of 9.3% over the same period in the prior year.

•
Normalized FAD per diluted common share for the three months ended December 31, 2014 was $0.95, an increase of 10.5% over the same period in the prior year. Normalized FAD for the year ended December 31, 2014, was $3.81, an increase of 8.5% over the same period in the prior year.

•
FFO per diluted common share for the three months ended December 31, 2014, was $1.07, an increase of 4.9% over the same period in the prior year. FFO per diluted common share for the year ended December 31, 2014, was $4.15, an increase of 13.4% over the same period in the prior year.

•
Net income attributable to common stockholders per diluted common share for the three months ended December 31, 2014, was $0.80, a decrease of 14.0% over the same period in the prior year. Net income attributable to common stockholders per diluted common share for the year ended December 31, 2014, was $3.04, a decrease of 18.7% over the same period in the prior year. Net income for 2013 included the impact of gains and other income from discontinued operations.

Normalized FFO, Normalized AFFO and Normalized FAD for the year ended December 31, 2014 exclude $2,145,000 of debt issuance costs written off as a result of modifications to our unsecured credit facility, $1,655,000 of unamortized debt premium recognized into income upon the payoff of two Fannie Mae mortgages and a $932,000 non-cash write-off of straight-line rent receivables as part of our agreement to transition a group of four properties to a new operator.

See our Form 8-K dated May 5, 2014 which describes changes to our previously reported metrics as a result of our revised interpretation of FFO. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any.

NHI Reports Fourth Quarter 2014 Results

February 17, 2015

The Company defines Normalized FFO as FFO adjusted for infrequent or unpredictable items detailed in the reconciliations. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line lease revenue, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. The Company defines Normalized FAD as Normalized AFFO excluding the effect of non-cash compensation expense.

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized FAD is included as a table to this press release and filed in the Company's Form 10-K with the Securities and Exchange Commission.

2015 Guidance
The Company currently expects Normalized FFO for 2015 to be in the range of $4.52 to $4.58 per diluted common share and Normalized AFFO to be in the range of $4.00 to $4.04 per diluted common share. The Company's guidance range for the full year 2015, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2015 Range
	Low	High
Net income per diluted share attributable to common stockholders	$3.19	$3.22
Plus: Depreciation	1.33	1.36
Normalized FFO per diluted common share	$4.52	$4.58
Less: Straight-line rental income	(0.60)	(0.62)
Plus: Amortization of debt issuance costs	0.05	0.05
Plus: Amortization of original issue discount	0.03	0.03
Normalized AFFO per diluted common share	$4.00	$4.04

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The Company does not include an estimate of investment volume in its guidance range. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range allows for the uncertainty inherent in the structure and timing of the financing required to fund previously announced investments. The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Tuesday, February 17, 2015, at 1 p.m. ET, to discuss fourth quarter results. The number to call for this interactive teleconference is (212) 231-2930 with the confirmation number, 21761236. The live broadcast of NHI's fourth quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals.
Visit www.nhireit.com for more information.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on NHI's web site at www.nhireit.com.

NHI Reports Fourth Quarter 2014 Results

February 17, 2015

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$27,530	$27,776	$101,609	$106,183
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	9,705	5,897	38,078	20,101
Depreciation related to noncontrolling interest	(260)	(234)	(1,002)	(634)
Depreciation in discontinued operations	—	56	—	557
Net gain on sales of real estate	—	(2,888)	—	(22,258)
Funds from operations	$36,975	$30,607	138,685	103,949
Investment gains	—	(3,256)	—	(3,256)
Debt issuance costs expensed due to credit facility modifications	—	63	2,145	416
Write-off of unamortized debt premium	(1,655)	—	(1,655)	—
Non-cash write-off of straight-line rent receivable	932	—	932	—
Acquisition costs under business combination accounting	89	—	89	208
Loan impairment and recoveries of previous write-downs	—	—	—	1,976
Normalized FFO	$36,341	$27,414	140,196	103,293
Straight-line lease revenue, net	(3,771)	(2,152)	(16,463)	(6,560)
Non-cash write-off of straight-line rent receivable	(932)	—	(932)	—
Straight-line lease revenue, net, related to noncontrolling interest	24	27	71	55
Amortization of original issue discount	269	—	798	—
Amortization of debt issuance costs	520	110	1,782	663
Normalized AFFO	32,451	25,399	125,452	97,451
Non-cash stock based compensation	223	253	2,020	2,339
Normalized FAD	32,674	25,652	$127,472	$99,790

BASIC
Weighted average common shares outstanding	34,343,706	29,831,176	33,375,966	28,362,398
FFO per common share	$1.08	$1.03	$4.16	$3.67
Normalized FFO per common share	$1.06	$.92	$4.20	$3.64
Normalized AFFO per common share	$.94	$.85	$3.76	$3.44
Normalized FAD per common share	$.95	$.86	$3.82	$3.52

DILUTED
Weighted average common shares outstanding	34,402,969	29,860,614	33,416,014	28,397,702
FFO per common share	$1.07	$1.02	$4.15	$3.66
Normalized FFO per common share	$1.06	$.92	$4.20	$3.64
Normalized AFFO per common share	$.94	$.85	$3.75	$3.43
Normalized FAD per common share	$.95	$.86	$3.81	$3.51

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NOTE: FFO per diluted common share for the years ended December 31, 2013 and 2012 differs by $.08 and $.06, respectively, from the amounts previously reported as a result of our revised interpretation of the NAREIT definition of FFO. Normalized FFO per diluted common share for the years ended December 31, 2013 and 2012 differs by $.09 and $.05, respectively, from the amounts previously reported in our periodic filings as a result of our revised interpretation of the NAREIT definition of FFO. Normalized AFFO per diluted common share for the years ended December 31, 2013 and 2012 differ by $.10 and $.07, respectively, from the amounts previously reported as a result of our revised interpretation of the NAREIT definition of FFO. Normalized FAD per diluted common share for the years ended December 31, 2013 and 2012 differs by$.02 and $.01, respectively, from the amounts previously reported as a result of changes we made to our definition of FAD. See our Form 8-K dated May 5, 2014 which describes these revisions.

NHI Reports Fourth Quarter 2014 Results

February 17, 2015

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations ("FFO"), Normalized FFO, Normalized Adjusted Funds From Operations ("AFFO") and Normalized Funds Available for Distribution ("FAD") may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP") (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line lease revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders.

NHI Reports Fourth Quarter 2014 Results

February 17, 2015

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Rental income	$42,944	$29,984	$166,279	$106,029
Interest income from mortgage and other notes	1,755	1,756	7,013	7,633
Investment income and other	1,035	1,061	4,217	4,166
	45,734	32,801	177,509	117,828
Expenses:
Depreciation	9,705	5,897	38,078	20,101
Interest, including amortization of debt discount and issuance costs	5,652	3,218	26,372	9,229
Legal	60	162	209	784
Franchise, excise and other taxes	(170)	299	620	616
General and administrative	2,159	2,084	9,107	9,254
Loan and realty losses (recoveries), net	—	—	—	1,976
	17,406	11,660	74,386	41,960
Income before equity-method investee, discontinued operations
and noncontrolling interest	28,328	21,141	103,123	75,868
Income (loss) from equity-method investee	(227)	55	(71)	324
Investment and other gains	—	3,256	—	3,306
Income from continuing operations	28,101	24,452	103,052	79,498
Discontinued operations
Income from operations - discontinued	—	771	—	5,426
Gain on sale of real estate	—	2,888	—	22,258
Income from discontinued operations	—	3,659	—	27,684
Net income	28,101	28,111	103,052	107,182
Net income attributable to noncontrolling interest	(571)	(335)	(1,443)	(999)
Net income attributable to common stockholders	$27,530	$27,776	$101,609	$106,183

Weighted average common shares outstanding:
Basic	34,343,706	29,831,176	33,375,966	28,362,398
Diluted	34,402,969	29,860,614	33,416,014	28,397,702

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$.80	$.81	$3.04	$2.77
Discontinued operations	—	.12	—	.97
Net income attributable to common stockholders	$.80	$.93	$3.04	$3.74

Diluted:
Income from continuing operations attributable to common stockholders	$.80	$.81	$3.04	$2.77
Discontinued operations	—	.12	—	.97
Net income attributable to common stockholders	$.80	$.93	$3.04	$3.74

Regular dividends declared per common share	$.77	$.735	$3.08	$2.90

NHI Reports Fourth Quarter 2014 Results

February 17, 2015

Selected Balance Sheet Data
(in thousands)
	December 31, 2014	December 31, 2013

Real estate properties, net	$1,776,549	$1,247,740
Mortgage and other notes receivable, net	63,630	60,639
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	3,287	11,312
Marketable securities	15,503	12,650
Straight-line rent receivable	35,154	18,691
Equity-method investment and other assets	50,705	66,656
Debt	862,726	617,080
National Health Investors Stockholders' equity	1,039,925	766,546